Exhibit 10.10

MASTER RESTRUCTURE AND DEBT EXCHANGE AGREEMENT

This MASTER RESTRUCTURE AND DEBT EXCHANGE AGREEMENT (this “Agreement”) is entered into as of July 16, 2010 among PAC-VAN, INC., an Indiana corporation (the “Borrower”), GFN NORTH AMERICA CORP., a Delaware corporation ( “GFN”), the other guarantors identified on the signature pages hereto (together with GFN, the “Guarantors” and, together with the Borrower, the “Loan Parties”), SPV CAPITAL FUNDING, L.L.C., a Delaware limited liability company (“SPV”), as Lender, and LAMINAR DIRECT CAPITAL, L.L.C., a Delaware limited liability company (“Laminar”) (as successor to LAMINAR DIRECT CAPITAL L.P.), as Agent.  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Existing Investment Agreement (as defined below).

RECITALS

A.           The Loan Parties, SPV, in its capacity as a Lender (in such capacity, the “Lender”) and Laminar, in its capacity as the Agent (in such capacity, the “Agent”), have entered into that certain Amended and Restated Investment Agreement, dated as of October 1, 2008 (as amended and modified from time to time, the “Existing Investment Agreement”).

B.           The Loan Parties, the Agent and the Lenders, have agreed to restructure the obligations of the Loan Parties under the Existing Investment Agreement on the terms and subject to the terms and conditions set forth herein and the other agreements referenced herein.

C.           As part of the restructuring, the parties to the Existing Investment Agreement have agreed to (i) prepay a portion of the obligations outstanding under the Existing Investment Agreement in an aggregate amount of $10,000,000 and (ii) exchange the remaining obligations arising under the Existing Investment Agreement for certain notes of General Finance Corporation, a Delaware corporation (the “Parent”) in an aggregate amount of $15,000,000 (the “Exchange”).

D.           Contemporaneous with, and as a condition to, the Exchange, Borrower shall pay to Lender $10,000,000 in immediately available funds in satisfaction of $10,000,000 of principal outstanding under the Existing Investment Agreement and related Loan Documents (as defined in the Existing Investment Agreement) (collectively, the “Existing Loan Documents”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, the parties hereby agree as follows:

ARTICLE I
ESTOPPEL AND WAIVER

Section 1.1                      Estoppel, Acknowledgement and Reaffirmation.  Each Loan Party hereby acknowledges and agrees that, as of July 16, 2010 and immediately prior to consummation of the transactions described herein:

(a)           the total outstanding principal balance of the obligations under the Existing Investment Agreement is $25,000,000;

(b)           the total outstanding balance of accrued, uncapitalized and unpaid interest under the Existing Investment Agreement and the notes issued pursuant thereto is $135,416.67;

(c)           the total outstanding balance of the fees and expenses (exclusive of Attorney Costs) due and payable under the Existing Loan Documents is $0; and

(d)           each of the amounts set forth above constitute valid and subsisting obligations of each Loan Party to the Lender that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.

The Loan Parties hereby acknowledge their obligations under the Existing Loan Documents to which they are party.

ARTICLE II
DEBT REDEMPTION AND EXCHANGE

Section 2.1                      Exchange and Note Issuance.  Effective as of the Restructuring Effective Date and upon the terms and subject to the conditions herein, and in reliance on the representations and warranties contained herein, the Lender shall surrender and deliver to Borrower the obligations under the Existing Investment Agreement set forth below (the “Exchanged Obligations”), and any promissory notes evidencing such obligations, for cancellation, free and clear of any and all claims, liens or encumbrances, in exchange, and as full payment for the consideration set forth below:

(a)           the Lender shall receive a prepayment of principal obligations outstanding under the Existing Investment Agreement in the aggregate amount of $10,000,000 in immediately available funds; and

(b)           the $15,000,000 remaining outstanding principal balance (and all accrued, unpaid and uncapitalized interest thereon) of the Notes under the Investment Agreement shall be exchanged by the Lenders for $15,000,000 of promissory notes of the Parent (the “Parent Notes”) issued pursuant to the Parent Investment Agreement (as defined below).

Section 2.2                      Parent Investment Agreement.  Effective as of the Restructuring Effective Date, the Parent, the Agent and the Lenders shall enter into an investment agreement in respect of the Parent Notes in the form attached hereto as Exhibit 2.2 (the “Parent Investment Agreement”) and all conditions precedent thereto shall have been satisfied.

Section 2.3                      Existing Investment Agreement.  Effective as of the Restructuring Effective Date, the Existing Loan Documents shall be terminated and of no further force and effect (except for those indemnification and similar obligations that by their terms expressly survive the termination of the Existing Loan Documents) and all pledges, control agreements, security interests, liens and other encumbrances granted to the Agent, on behalf of the respective Lenders, by the Loan Parties under the Existing Loan Documents shall automatically be deemed to be and shall be terminated and released.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1                      In connection with the redemptions and exchanges contemplated in Article II, each Loan Party, hereby represents and warrants to Lender:

(a)           Each Loan Party is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of organization.

(b)           Each Loan Party has the corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder.

(c)           This Agreement has been duly executed and delivered by each Loan Party and represents the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally.

(d)           Neither the execution of this Agreement nor the performance by any Loan Party of its obligations hereunder will violate or conflict with such Person’s certificate of incorporation or bylaws or any material applicable law or order or, to the extent any such violation or conflict exists, all necessary waivers, consents and approvals have been obtained.

ARTICLE IV
CONDITIONS TO EFFECTIVENESS

Section 4.1                      Conditions Precedent to Effectiveness.  This Agreement shall become effective as of the date hereof (the “Restructuring Effective Date”) when, and only when, each of the following conditions shall have been satisfied (it being understood that the satisfaction of one or more of the following conditions may occur concurrently with the effectiveness of this Agreement) or waived, as determined by Laminar in its sole discretion:

(a)           Executed Agreement.  Laminar shall have received counterparts of this Agreement duly executed by each of the Loan Parties.

(b)           Executed Parent Investment Agreement.  Laminar shall have received counterparts of the Parent Investment Agreement duly executed by each of the Loan Parties and all conditions precedent thereto shall have been satisfied.

(c)           Parent Notes.  The Lender shall have received counterparts of the Parent Notes under the Investment Agreement, in each case duly executed by the Parent.

(d)           Payment of Cash Amount.  The Lender shall have received a prepayment of the obligations under the Existing Investment Agreement in the aggregate amount of $10,000,000 in immediately available funds as described in Section 2.1(a).

(e)           Other Documentation.  Laminar shall have received such other assurances, certificates, documents, consents or opinions as Laminar may reasonably require.

(f)           Fees and Expenses.  The Borrower shall have paid (i) all Attorney Costs of Laminar to the extent invoiced prior to or on the Restructuring Effective Date, plus such additional amounts of Attorney Costs as shall constitute Laminar's reasonable estimate of Attorney Costs incurred or to be incurred through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and Laminar) and (ii) all other fees and expenses required to be paid on or before the Restructuring Effective Date.

ARTICLE V
MISCELLANEOUS

Section 5.1                      Release.  In consideration of the agreements of the Senior Agent and the Lender set forth herein, each Loan Party hereby releases the Agent and the Lender and each of their respective Affiliates, officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act in connection with this Agreement, the other Loan Documents (under and as defined in the Existing Investment Agreement) on or prior to the date hereof.

Section 5.2                      Lien Releases.  At the expense of the Borrower, the Agent, on behalf of the Lenders, will promptly upon the effectiveness of this Agreement execute and deliver to the Borrower (or the agent for the new lenders to the Borrower (the “New Agent”) or the New Agent’s legal counsel) any such lien releases, mortgage releases, discharges of security interests, pledges and guarantees and other similar discharge or release documents, all in form and substance reasonably satisfactory to the Agent (and, if applicable, in recordable form), as are reasonably requested and necessary to release, as of record, the security interests and all notices of security interests and liens previously filed by the Agent, on behalf of the Lenders, with respect to the obligations owed by the Loan Parties to the Lenders under the Existing Loan Documents.  Upon the effectiveness of this Agreement, (i) the Agent, on behalf of the Lenders, hereby authorizes the Borrower or the New Agent (or any of the Borrower’s or New Agent’s legal counsel) to prepare and file all such UCC and other termination statements and related filings, as may be necessary to effectuate the provisions of the immediately preceding sentence, but only after the Agent has confirmed in writing (which confirmation shall be delivered as promptly as is practicable, and which delivery may be via electronic mail) the effectiveness of this Agreement, (ii) the Agent shall deliver to the New Agent (or its legal counsel) all instruments evidencing pledged debt, all equity certificates and any other possessory Collateral previously delivered by the Borrower to the Agent in its capacity as such under the Loan Documents, (iii) the Agent, on behalf of the Lenders, hereby authorizes Bank of America, N.A., in its capacity as “Control Agent” under the Intercreditor Agreement, to deliver to the New Agent (or its legal counsel) all instruments evidencing pledged debt, all equity certificates and any other possessory Collateral being held by Bank of America, N.A. as “Control Agent” under the Intercreditor Agreement for the benefit of the Agent and the Lenders and (iv) to the extent recordation of any applicable discharge or release document cannot be done independently by the Borrower or the New Agent (or any of the Borrower’s or New Agent’s legal counsel), the Agent will, at the expense of the Borrower, promptly prepare and record such discharge or release document (which shall be in form and substance reasonably satisfactory to the Agent) in the appropriate jurisdiction.

Section 5.3                      Expenses.  Upon demand therefor, the Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, counsel to Laminar.

Section 5.4                      Counterparts/Telecopy.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts by telecopy or electronic mail shall be effective as an original.

Section 5.5                      GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

Section 5.6                      Entirety.  This Agreement and the Loan Documents (under and as defined in the Parent Investment Agreement) embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties to this Agreement.

Section 5.7                      Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

Section 5.8                      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

Section 5.9                      Loan Document.  This Agreement is a Loan Document (under and as defined in the Existing Investment Agreement) for all purposes.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Master Restructure and Debt Exchange Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PAC-VAN, INC.

By:       /s/ Christopher A. Wilson
Name:  Christopher A. Wilson
Title:    Secretary

GFN NORTH AMERICA CORP.

By:       /s/ Christopher A. Wilson
Name:  Christopher A. Wilson
Title:    Secretary

LAMINAR DIRECT CAPITAL, L.L.C.,
as Agent

By: /s/ Robert T. Ladd
Name: Robert T. Ladd
Title: Authorized Signatory

SPV CAPITAL FUNDING, L.L.C.,
as Lender

By:   /s/ Robert T. Ladd
Name: Robert T. Ladd
Title: Authorized Signatory

Exhibit 2.2

Parent Investment Agreement